Exhibit 99.1

Startek Reports Second Quarter 2020 Financial Results

Company Drives Consistent Month-over-Month Improvements During the Quarter

Remains Comfortable with Liquidity Position; Active Workforce Back to 80% of Pre-COVID Levels

GREENWOOD VILLAGE, CO – August 10, 2020 - Startek, Inc. (NYSE:SRT), a global provider of customer experience management solutions, is reporting financial results for the second quarter ended June 30, 2020.

Management Commentary

“As we navigated COVID-19 related headwinds across our geographies, we emerged from the second quarter as a stronger, more efficient organization,” said Aparup Sengupta, Executive Chairman and Global CEO of Startek. “Our global command center has enabled us to maintain the quality and continuity of our operations around the world, and across our business, we have driven consistent month-over-month improvements on both the top and bottom-line since the lows of the pandemic in April.

“We have been closely monitoring the fluctuating status of lockdowns and reopenings across our operating regions. With the priority of keeping our entire global team safe and healthy, we moved swiftly to get 40,000+ team members to either work from home—through our new ‘StarCloud’ remote work capabilities—or in one of our delivery campuses, which adhere to strict social distancing and recommended health guidelines. Approximately 80% of our workforce is active today compared to just 60% in mid-April, and I am incredibly proud of our team’s flexibility and effectiveness in completing this pivot.

“An emerging trend from clients and prospects in response to the pandemic has been the adoption of digital services, particularly across high-growth verticals that are experiencing tailwinds from the COVID-19 environment. We are seeing positive momentum with clients in industries such as healthcare, e-commerce, and even cable/media in the wake of elevated consumer demand. Targeting these verticals has been a consistent part of our strategy, even predating the pandemic, so we have been well-equipped for this opportunity. As our clients’ businesses evolve, we are committed to helping their digital capabilities evolve with them.

“Although we have limited visibility on the effects of the pandemic going forward, we are well-positioned to continue our recovery and maintain a high level of active workforce. If some of our geographies go back into lockdown, we are now much better equipped for remote work through our StarCloud technology. We plan to maintain prudent cost controls, as reflected by our fourth consecutive quarter of SG&A reductions, and we remain comfortable with our liquidity position as we navigate through this dynamic environment.”

Second Quarter 2020 Financial Results

Net revenue for the quarter was $142.2 million compared to $160.6 million in the second quarter of 2019. Net revenue in the second quarter was impacted by the COVID-19 lockdowns and lower active workforce in most geographies.

Gross profit in the second quarter was $15.8 million compared to $27.6 million in the year ago quarter. Gross margin was 11.1% compared to 17.2% in the year ago quarter. The lower gross margin was primarily driven by higher costs relative to revenues as a result of the COVID-19 lockdowns in geographies such as India, Philippines and Honduras.

Selling, general and administrative (SG&A) expenses decreased to $14.6 million compared to $24.9 million in the year-ago quarter. As a percentage of revenue, SG&A improved 520 basis points to 10.3% compared to 15.5% in the year-ago quarter as the company has implemented a series of cost reductions over the last 12 months and in response to COVID-19. This marks the 4th consecutive quarter of SG&A reductions.

Net loss attributable to Startek shareholders for the quarter was $5.2 million or $(0.14) per share, compared to a net loss of $3.6 million or $(0.10) per share in the year-ago quarter. The decline was driven by the aforementioned impacts from COVID-19 lockdowns.

Adjusted net loss* in the second quarter of 2020 was $2.6 million, or $(0.07) per share, compared to an adjusted net loss* of $0.1 million or $(0.00) per share in the second quarter of 2019.

Adjusted EBITDA* for the quarter was $8.8 million compared to $11.0 million in the year-ago quarter.

On June 30, 2020, cash and restricted cash increased to $56.4 million compared to $39.7 million at March 31, 2020. The increase is primarily the result of tight control over costs and accounts payable that resulted in working capital improvements, deferred principal debt payments and a $7.5 million equity raise completed in June 2020. Total debt at the end of the quarter reduced to $149.9 million compared to $175.2 million at March 31, 2020, primarily due to the closure of its ABL facility and repayment of loans from the proceeds of non-recourse factoring. As a result, net debt at June 30, 2020 reduced to $93.5 million compared to $135.5 million at March 31, 2020.

Senior Term Loan and Revolving Credit Facility Amendment

Subsequent to the quarter, Startek entered into an amendment agreement for its senior term loan and revolving credit facility. The agreement continues to provide for a $140 million term loan facility along with a $20 million revolving credit facility. However, the amendments now provide Startek with a deferment of principal payments until February 2021, and the revolving credit facility has been increased from $20 million to $27.5 million. The majority of financial covenants have also been waived for the remainder of the year.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results. The conference call will be followed by a question and answer period.

Date: Monday, August 10, 2020

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: 1-800-954-1052

International dial-in number: 1-212-231-2925

Conference ID: 21967515

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern time on the same day through August 17, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 21967515

About Startek

Startek is a leading global provider of technology-enabled business process outsourcing solutions. The company provides omni-channel customer experience management, back office and technology services to corporations around the world across a range of industries. The company has more than 40,000 outsourcing experts across 49 delivery campuses worldwide that are committed to delivering transformative customer experience for clients. Services include omni-channel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 12, 2020, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the Securities and Exchange Commission, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Sean Mansouri, CFA

Gateway Investor Relations

(949) 574-3860

investor@startek.com

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	142,652	161,283	303,829	322,425
Warrant contra revenue	(485)	(730)	(763)	(730)
Net Revenue	142,167	160,553	303,066	321,695
Cost of services	(126,354)	(132,993)	(267,195)	(266,921)
Gross profit	15,813	27,560	35,871	54,774
Selling, general and administrative expenses	(14,644)	(24,936)	(31,899)	(49,015)
Impairment losses and restructuring/exit cost	(235)	(721)	(24,557)	(1,850)
Acquisition related cost	-	(25)	-	11
Operating (Loss) / Income	934	1,878	(20,585)	3,920
Share of (loss) / profit of equity accounted investees	(12)	662	(20)	1,003
Interest expense, net	(3,190)	(4,026)	(6,696)	(8,492)
Exchange gain / (loss), net	(1,637)	14	291	(677)
Loss before income taxes	(3,905)	(1,472)	(27,010)	(4,246)
Income tax expense	1,283	730	4,159	1,113
Net loss	(5,188)	(2,202)	(31,169)	(5,359)

Net (Loss) / income
Net income attributable to non-controlling interests	29	1,392	605	1,581
Net loss attributable to Startek shareholders	(5,217)	(3,594)	(31,774)	(6,940)

Net loss per common share - basic and diluted	(0.14)	(0.10)	(0.82)	(0.18)
Weighted average common shares outstanding - basic and diluted	38,614	37,779	38,571	37,779

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Loss	(5,188)	(2,202)	(31,169)	(5,359)
Net income attributable to noncontrolling interests	29	1,392	605	1,581
Net loss attributable to Startek shareholders	(5,217)	(3,594)	(31,774)	(6,940)

Other comprehensive (loss) / income, net of taxes:
Foreign currency translation adjustments	727	32	(3,665)	599
Change in fair value of derivative instruments	(8)	413	(680)	348
Pension amortization	(3,026)	(236)	(2,630)	(60)
Comprehensive (loss) / income	(2,307)	209	(6,975)	887

Other comprehensive (loss) / income, net of taxes
Other comprehensive (loss) / income attributable to noncontrolling interest	(1,787)	(111)	(1,624)	(25)
Other comprehensive (loss) / income attributable to Startek shareholders	(520)	320	(5,351)	912
	(2,307)	209	(6,975)	887
Comprehensive (loss) / income
Comprehensive income attributable to noncontrolling interests	(1,758)	1,281	(1,019)	1,556
Comprehensive loss attributable to Startek shareholders	(5,737)	(3,274)	(37,125)	(6,028)
	(7,495)	(1,993)	(38,144)	(4,472)

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands,except share data)

(Unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	47,451	20,464
Restricted cash	8,966	12,162
Trade accounts receivable, net	70,194	108,479
Unbilled revenue	40,181	41,449
Prepaid and other current assets	14,308	12,008
Total current assets	181,100	194,562
Property, plant and equipment, net	37,644	37,507
Operating lease right-of-use assets	77,437	73,692
Intangible assets, net	105,644	110,807
Goodwill	196,633	219,341
Investment in associates	109	553
Deferred tax assets, net	2,980	5,251
Prepaid expenses and other non-current assets	17,113	16,370
Total assets	618,660	658,083
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payables	18,669	25,449
Accrued expenses	54,857	45,439
Short term debt	29,134	26,491
Current maturity of long term debt	9,863	18,233
Current maturity of operating lease obligation	20,223	19,677
Other current liabilities	39,089	37,159
Total current liabilities	171,835	172,448
Long term debt	110,923	130,144
Operating lease liabilities	58,251	54,341
Other non-current liabilities	17,935	11,140
Deferred tax liabilities, net	17,095	18,226
Total liabilities	376,039	386,299
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 40,210,299 and 38,525,636 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	401	385
Additional paid-in capital	286,205	276,827
Accumulated deficit	(78,332)	(46,145)
Accumulated other comprehensive loss	(11,373)	(6,022)
Equity attributable to Startek shareholders	196,901	225,045
Non-controlling interest	45,720	46,739
Total stockholders’ equity	242,621	271,784
Total liabilities and stockholders’ equity	618,660	658,083

STARTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating Activities
Net loss	$(31,169)	$(5,359)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,328	14,631
Impairment of goodwill	22,708	-
Profit on sale of property, plant and equipment	-	(223)
Provision for doubtful accounts	889	1,169
Warrant contra revenue	763	730
Share-based compensation expense	209	781
Deferred income taxes	1,604	(1,224)
Share of profit of associates	20	(1,003)
Changes in operating assets and liabilities:
Trade accounts receivable	34,022	(1,218)
Prepaid expenses and other assets	(2,301)	(7,677)
Trade accounts payable	(5,920)	(2,091)
Income taxes, net	(2,314)	(2,663)
Accrued expenses and other current liabilities	15,558	(1,280)
Net cash (used in) / generated from operating activities	$48,397	$(5,427)

Investing Activities
Purchases of property, plant and equipment	(7,864)	(7,302)
Proceeds from equity-accounted investees	395	1,329
Net cash used in generated investing activities	$(7,469)	$(5,973)

Financing Activities
Proceeds from the issuance of common stock	8,009	6,466
Payments on long term debt	(4,200)	(4,200)
Proceeds from (payments on) other debt, net	(20,449)	10,513
Net cash (used in) / generated from financing activities	$(16,640)	$12,779
Net increase in cash and cash equivalents	24,288	1,379
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(497)	(40)
Cash and cash equivalents and restricted cash at beginning of period	32,626	24,569
Cash and cash equivalents and restricted cash at end of period	$56,417	$25,908

Components of cash and cash equivalents and restricted cash
Balances with banks	47,451	15,452
Restricted cash	8,966	10,456
Total cash and cash equivalents and restricted cash	56,417	$25,908

Supplemental disclosure of Cash Flow Information
Cash paid for Interest and other finance cost	6,440	8,200
Cash paid for income taxes	4,017	4,920
Non cash warrant contra revenue	763	730
Non cash share-based compensation expenses	209	781

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Depreciation and amortization expense, Restructuring and other acquisition related cost, Share-based compensation expense and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by our ongoing operations that we believe is useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to StarTek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended June		Six Months Ended June
	2020	2019	2020	2019
Net Loss	(5,188)	(2,202)	(31,169)	(5,359)
Income tax expense	1,283	730	4,159	1,113
Interest and other expense, net	3,202	3,364	6,716	7,489
Exchange gain/(loss), net	1,637	(14)	(291)	677
Depreciation and amortization expense	7,234	7,328	14,328	14,631
Impairment losses and restructuring cost	235	746	24,557	1,839
Share-based compensation expense	(82)	356	209	781
Warrant contra revenue	485	730	763	730
Adjusted EBITDA	8,806	11,038	19,272	21,901

Adjusted EPS:
	Three Months Ended June		Six Months Ended June
	2020	2019	2020	2019
Profit attributable to Startek shareholders	(5,217)	(3,594)	(31,774)	(6,940)
Add: Share based compensation expense	(82)	356	209	781
Add: Amortization of intangible assets	2,260	2,428	4,522	4,739
Add: Warrant contra revenue	485	730	763	730
Add: Goodwill impairment loss	-	-	22,708	-

Adjusted net income / (loss) (non-GAAP)	(2,554)	(80)	(3,572)	(690)

Weighted average common shares outstanding - Basic & Diluted	38,614	37,779	38,571	37,779

Adjusted EPS - Basic & Diluted	(0.07)	(0.00)	(0.09)	(0.02)